SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             AMENDMENT NUMBER 1 TO
                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                         Date of Report: January 11, 2002
                                        -----------------

                    BREAKTHROUGH TECHNOLOGY PARTNERS I, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                0-31451                     23-3048624
(State or other jurisdiction of   (Commission                (I.R.S. Employer
         incorporation)            File Number)           Identification Number)


                              32700 N.E. Lesley Rd.
                                Newberg, OR 97132
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (503) 538-3710
                            -------------------------
                           (Issuer's telephone number)

                                       N/A
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         Item 4. Changes in Registrant's Certifying Accountants

         On August 14, 2001, the Registrant determined that Stan J.H. Lee & Co. CPA would be dismissed as the Registrant's principal accountant and would not be engaged to conduct the audit of the Registrant's financial statements for the year ended December 31, 2001.

         Stan J.H. Lee & Co. CPA's report on the financial statements of the Registrant for either of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to the uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and the subsequent interim period preceding the dismissal, there were no disagreements between the Registrant and Stan J.H. Lee & Co. CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         The decision to change accountants was approved by the Board of Directors of the Registrant.

         Attached as an exhibit is the letter from Stan J.H. Lee & Co. CPA required pursuant to Item 304 of Regulation SB.

         On August 14, 2001, the Registrant engaged Timothy L. Steers, Certified Public Accountants, LLC as its principal accountant to audit its financial statements for the year ended December 31, 2001. The Registrant has not previously consulted with Timothy L. Steers, Certified Public Accountants on the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Registrant's financial statements.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Breakthrough Technology Partners, I, Inc.

                                       /s/ Daniel M. Smith

                                       Daniel M. Smith, President

Date: January 10, 2002.

                                    Exhibits

No.      Description

16       Letter from Stan J. H. Lee & Co. CPA dated
         January 10, 2002.